UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

IGC PHARMA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2026, IGC Pharma, Inc. (“IGC” or the “Company”) executed a Securities Purchase Agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “FirstFire” or the “Holder”). The execution and delivery of the Purchase Agreement and the related Promissory Note were completed on April 14, 2026. Pursuant to the terms of the Purchase Agreement, the Company issued a Promissory Note (the “Note”) to FirstFire with a total aggregate principal amount of $346,910, which includes an original issue discount of $39,910. The aggregate purchase price paid by FirstFire for the Note is $307,000. The Note matures on April 10, 2027 (the “Maturity Date”). The Company may prepay the Note in full at any time by providing FirstFire with prior written notice.

In addition to it, IGC Pharma, Inc. (“IGC” or the “Company”) executed a Securities Purchase Agreement (the “Purchase Agreement”) with Vanquish Funding Group Inc., a Virginia corporation (“VFG” or the “Holder”). Pursuant to the terms of the Purchase Agreement, the Company issued a Promissory Note (the “Note”) to VFG with a total aggregate principal amount of $238,050, which includes an original issue discount of $31,050. The aggregate purchase price paid by VFG for the Note is $207,000. The Note matures on March 30, 2027 (the “Maturity Date”). The Company may prepay the Note in full at any time by providing VFG with prior written notice.

Solely upon the occurrence and continuation of an Event of Default under each of the Notes, each of VFG and FirstFire has the right, but not the obligation, to convert all or any portion of the outstanding balance of its respective Note — including principal, accrued interest, and any applicable default amounts — into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The conversion price for the Conversion Shares shall be equal to 75% of the lowest trading price of the Common Stock during the ten (10) trading days immediately preceding the applicable conversion date. “Trading Price” means the closing bid price of the Common Stock as reported by a reliable reporting service designated by the applicable holder.

Each VFG and FirstFire has 12% interest rate and is prohibited from converting any portion of their respective Notes to the extent that, after giving effect to such conversion, each of the holders with their respective affiliates would beneficially own more than 4.99% of the outstanding shares of Common Stock. This 4.99% beneficial ownership limitation may not be waived. In addition, the Company shall not issue shares of Common Stock upon conversion of either Note in excess of 19.99% of the shares of Common Stock outstanding as of the respective date of each Purchase Agreement (the “Conversion Cap”), unless shareholder approval is obtained in accordance with applicable NYSE American rules.

The Company intends to use the proceeds from the Notes for general working capital purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Any Conversion Shares issuable upon conversion of the Note will be issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, as a transaction not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated April 10, 2026, by and between IGC Pharma, Inc. and FirstFire Global Opportunities Fund, LLC.
10.2	Promissory Note, dated April 10, 2026, issued by IGC Pharma, Inc. to FirstFire Global Opportunities Fund, LLC in the aggregate principal amount of $346,910.
10.3	Securities Purchase Agreement, by and between IGC Pharma, Inc. and Vanquish Funding Group Inc.
10.4	Promissory Note, issued by IGC Pharma, Inc. to Vanquish Funding Group Inc. in the aggregate principal amount of $238,050.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC PHARMA, INC.

Dated: April 20, 2026	By:	/s/ Ram Mukunda
	Name:	Ram Mukunda
	Title:	Chief Executive Officer and President

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